Exhibit 10.21

RIGHT TO USE LAND AGREEMENT

This Right to Use Land Agreement (the “Agreement”) is entered into effective May 17, 2022 between DeWayne Brown (“Brown”) and CLS Nevada, Inc., a Nevada corporation (“CLS”).

Through this Agreement and as detailed below, Brown grants to CLS the exclusive use of Land Assignment No. 52 consisting of approximately 19.36 acres (the “Parcel”) effective immediately, in exchange for consideration paid by CLS to Brown.

RECITALS

WHEREAS, this Agreement is entered pursuant to the Fort McDermitt Paiute and Shoshone Tribe (the “Tribe”)’s Constitution, Article VII, Sec. 7;

WHEREAS, Parcel is an exchanged assignment as listed by the Tribal Council on April 16th, 1968 that Brown now wishes to lease for economic development;

WHEREAS, the Parties wish to make clear that Brown’s successors in interest in the Parcel, if any, are bound by the terms of the Agreement;

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the Parties agree as follows:

1.    Term. The term of this Agreement is nine (9) years from the date of execution. So long as the land is used by CLS for economic development, the term will automatically renew for periods of two years.

2.    Payment. CLS will make quarterly payments to Brown, beginning on or before May 31, 2022, in the amount of $3,500 (totaling $14,000 per year).

3.    Use. CLS shall have full and unconditional rights to enter, occupy, possess and use the Parcel, including making improvements and all rights to subsurface and surface water.

4.    Successors. This Agreement is binding upon and inure to the benefit of the Parties and their respective heirs, personal representatives, successors and assigns.

5.    Waiver and Modification. No modification, amendment, or waiver of this Agreement is effective unless it is in writing and executed by the Party against whom it is sought to be enforced.

6.    Choice of Law. This Agreement is to be governed by and construed in accordance with the laws of the state of Nevada, without regard for its conflict of laws principles.

7.    Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same original document.

Date: 5/17/22

/s/ DeWayne Brown

DeWayne Brown

Date: 6/3/2022

/s/ Andrew Glashow

CLS Nevada, Inc.

APPROVED AS TO FORM AND CONTENT

Date: 6/2/2022

/s/ Cameron Smart

Ft. McDermitt Paiute Shoshone Cannabis Commission

Date: 6-3-22

/s/ Kevin Clock

CSI Health